Exhibit 99.1

August 12, 2011	Trading Symbol: LXRP: OTCQB
Release # 2011-14	LXX: CNSX

Lexaria Acquires Producing Oil Assets in Mississippi

Vancouver, BC—LEXARIA CORPORATION (LXX) (the "Company" or "Lexaria") is pleased to announce it has acquired certain producing oil assets within its core operating area in Wilkinson County, Mississippi.

Lexaria has purchased all of the 10% gross working interest held by Brinx Resources Ltd, in the Belmont Lake Oil Field and in other oil and gas assets in the area. As a result of this acquisition, Lexaria now owns between 42% and 50% gross working interest in the four producing oil wells at Belmont Lake, and 42% in any future development wells to be drilled therein. At the current time, plans are to drill two more PUD development wells at Belmont Lake this season, subject to a number of conditions.

Basic terms for the acquisition of the 10% gross working interest in the Belmont Lake Oil Field and assorted other nearby oil and gas assets, are a purchase price of $400,000 of which $200,000 is paid, and another $200,000 payment is due by November 12, 2011; and the issuance of 800,000 shares of restricted common stock of Lexaria Corp.

“This acquisition will produce an immediate increase in our oil revenue, and an increase in our proved oil reserves,” said Chris Bunka, President of Lexaria Corp. “It is sensible for us to increase our ownership in the Belmont Lake oil field where we have built a wealth of knowledge and experience in recent years, as we prepare to leverage that knowledge.”

Lexaria will release additional operational updates soon, as it continues working towards adding to shareholder value.

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

ON BEHALF OF THE BOARD
"Chris Bunka," President

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Corp.
Chris Bunka President/CEO/Chairman
(250) 765 6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. It is impossible to identify all such factors but they include and are not limited to the existence of underground deposits of commercial quantities of oil and gas; cessation or delays in exploration because of mechanical, weather, operating, financial or other problems; capital expenditures that are higher than anticipated; or exploration opportunities being fewer than currently anticipated. There can be no assurance that road or site conditions will be favorable for field work; no assurance that well treatments will have any effect on oil or gas production; no assurance that oil field interconnections will have any measurable impact on oil or gas production or on field operations, and no assurance that any expected new well(s) will be drilled or have any impact on the Company. There can be no assurance that expected oil and gas production will actually materialize; and thus no assurance that expected revenue will actually occur. There is no assurance the Company will have sufficient funds to drill additional wells, or to complete acquisitions or other business transactions. Such forward looking statements also include estimated cash flows, revenue and current and/or future rates of production of oil and natural gas, which can and will fluctuate for a variety of reasons; oil and gas reserve quantities produced by third parties; and intentions to participate in future exploration drilling. Adverse weather conditions can delay operations, impact production, and cause reductions in revenue. The Company may not have sufficient expertise to thoroughly exploit its oil and gas properties. The Company may not have sufficient funding to thoroughly explore, drill or develop its properties. Access to capital, or lack thereof, is a major risk. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that two more PUD development wells will be drilled at Belmont Lake Oil Field, nor, if they are drilled, that they will produce commercially viable quantities of oil.

The CNSX has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.